                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                  MORGAN STANLEY INSURED MUNICIPAL INCOME TRUST

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Insured Municipal Income Trust, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                          Withheld/       Broker
Matter                                                    Votes For      Abstentions    Non-Votes
------                                                 --------------   -------------   ---------
(1) David C. Arch...................................   12,584,659.597     821,700.587       0
    Bob R. Baker....................................   12,555,834.597     850,525.587       0
    Frank S. Bayley.................................   12,566,186.597     840,173.587       0
    James T. Bunch..................................   12,567,899.597     838,460.587       0
    Bruce L. Crockett...............................   12,577,332.597     829,027.587       0
    Rod Dammeyer....................................   12,566,698.597     839,661.587       0
    Albert R. Dowden................................   12,569,662.597     836,697.587       0
    Jack M. Fields..................................   12,573,877.597     832,482.587       0
    Martin L. Flanagan..............................   12,219,302.597   1,187,057.587       0
    Carl Frischling.................................   12,557,070.597     849,289.587       0
    Prema Mathai-Davis..............................   12,558,933.597     847,426.587       0
    Lewis F. Pennock ...............................   12,568,085.597     838,274.587       0
    Larry Soll......................................   12,568,248.597     838,111.587       0
    Hugo F. Sonnenschein............................   12,562,170.597     844,189.587       0
    Raymond Stickel, Jr.............................   12,573,513.597     832,846.587       0
    Philip A. Taylor ...............................   12,213,514.597   1,192,845.587       0
    Wayne W. Whalen.................................   12,570,534.597     835,825.587       0

                                                                                         Withheld/        Broker
Matter                                                    Votes For     Votes Against   Abstentions     Non-Votes
------                                                 --------------   -------------   -----------   -------------
(2) Approve a new advisory agreement between the
    Trust and Invesco Advisors, Inc.................   10,159,889.452    580,758.659    621,876.073   2,043,836.000

                                                                                         Withheld/        Broker
Matter                                                    Votes For     Votes Against   Abstentions     Non-Votes
------                                                 --------------   -------------   -----------   -------------
(3) Approve a new sub-advisory agreement between
    Invesco Advisors, Inc. and each of Invesco
    TriMark Ltd.; Invesco Asset Management
    Deutschland, GmbH; Invesco Asset Management
    Limited; Invesco Asset Management (Japan)
    Limited; Invesco Australia Limited; Invesco Hong
    Kong Limited; Invesco Institutional (N.A.),
    Inc.; and Invesco Senior Secured Management,
    Inc.............................................   10,130,876.489    602,598.659    629,049.036   2,043,836.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.